EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.

Dated: July 29, 2019

SALARIUS 4-18 INVESTMENT, LLC By: Green Park & Golf Ventures II, LLC, its Managing Member

By:	/s/ Gilbert G. Garcia II
Name:	Gilbert G. Garcia II
Title:	Manager

GREEN PARK & GOLF VENTURES II, LLC

By:	/s/ Gilbert G. Garcia II
Name:	Gilbert G. Garcia II
Title:	Manager

By:	/s/ Carl D. Soderstrom
Carl D. Soderstrom

By:	/s/ Clay M. Heighten
Clay M. Heighten, M.D.

By:	/s/ Gilbert G. Garcia II
Gilbert G. Garcia II